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                                                                   EXHIBIT 23.0



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We consent to the incorporation by reference in Registration Statement No. 333-79869 on Form S-8 of SouthBanc Shares, Inc. of our report dated November 17, 2000 appearing in the Annual Report to Stockholders of SouthBanc Shares, Inc. for the year ended September 30, 2000 incorporated by reference in this Form 10-K.

ELLIOTT, DAVIS & COMPANY, LLP


/s/ Elliott, Davis & Company, L.L.P.
Greenville, South Carolina
December 28, 2000